UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2010

Lightstone Value Plus Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-151532	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) held its annual meeting of stockholders on September 16, 2010. The matters submitted to the stockholders for a vote included (a) the election of five directors to serve until 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify and (b) the approval of the amendment to Lightstone Value Plus Real Estate Investment Trust II, Inc.’s charter (our “Charter”) to add a provision regarding tender offers.

The following table sets forth the results of voting on these matters:

Matter:	Number of Votes FOR	Number of Votes AGAINST

Election of Directors:

David Lichtenstein (Director)	1,356,327	34,137

Edwin J. Glickman (Independent Director)	1,356,327	34,137

George R. Whittemore (Independent Director)	1,356,327	34,137

Shawn R. Tominus (Independent Director)	1,356,327	34,137

Bruno de Vinck ( Director)	1,356,327	34,137

Approval of the Amendment to our Charter to add a provision regarding tender offers	1,307,731	12,995

Item 8.01 Other Events.

On September 16, 2010, the Board of Directors of the Company declared a distribution for the three-month period ending September 30, 2010. The distribution will be calculated based on shareholders of record each day during this three-month period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a share price of $10.00. The distribution will be paid on October 29, 2010 to shareholders of record during the three-month period ended September 30, 2010.  The shareholders have an option to elect the receipt of shares under our Distributions Reinvestment Program.

The amount of distributions to be distributed to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

Date: September 21, 2010